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                                                                    Exhibit 8


                     [CMS ENERGY CORPORATION LETTERHEAD]

July 13, 1998

Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan  49201


Ladies and Gentlemen

         Reference is made to the prospectus, (the "Prospectus"), which constitutes part of the registration statement on Form S-4 (the "Registration Statement"), to be filed by Consumers Energy Company ("Consumers") with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of 6 3/8% Senior Notes due 2008, Series B of Consumers (the"Exchange Notes").

         I am of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax consideration that may be relevant to the prospective holders of the Exchange Notes.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very Truly Yours


                                             /s/Theodore J. Vogel